CONSENT OF INDEPENDENT ACCOUNTANTS

The Trustees
Conseco Series Trust

We consent to the inclusion in this registration statement on Form N-1A (File No. 2-80455) of our report dated February 21, 1997, on our audit of the financial statements of Conseco Series Trust. We also consent to the reference to our firm under the heading "Independent Accountants."


                                                   /S/ COOPERS & LYBRAND, L.L.P.
                                                   -----------------------------
                                                       Coopers & Lybrand, L.L.P.

Indianapolis, Indiana
April 30, 1997